Investor Presentation September 2018 Exhibit 99.01

Disclaimers This presentation contains forward-looking statements made by Valero Energy Corporation (“VLO” or “Valero”) and Valero Energy Partners LP (“VLP” or the “Partnership”) within the meaning of federal securities laws. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. You can identify forward-looking statements by words such as “believe,” “estimate,” “expect,” “forecast,” “could,” “may,” “will,” “targeting,” “illustrative” or other similar expressions that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Valero or VLP, as applicable, and are difficult to predict. These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of Valero or VLP, as applicable. Although Valero and VLP believe that the assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond their respective control, neither Valero nor VLP can give assurance that either will achieve or accomplish their respective expectations, beliefs or intentions. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in Valero’s and VLP’s filings with the Securities and Exchange Commission, including Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other reports available on Valero’s website at www.valero.com, and VLP’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other reports available on VLP’s website at www.valeroenergypartners.com. These risks could cause the actual results of Valero or VLP to differ materially from those contained in any forward-looking statement. This presentation includes non-GAAP financial measures. Our reconciliations of non-GAAP financial measures to GAAP financial measures are located at the end of this presentation. These non-GAAP financial measures should not be considered as an alternative to GAAP financial measures.

Who We Are (NYSE: VLO) Refining Premier assets and low cost operations 15 refineries, 3.1 million barrels per day (BPD) of high-complexity capacity Fuels marketed and distributed through bulk and wholesale channels General partner and majority owner of Valero Energy Partners LP Operator and 50% owner of Diamond Green Diesel renewable diesel JV 17,000 BPD production capacity Approximately 10,000 employees $50 billion market capitalization(1) Ethanol Premier plants and low cost operations 11 plants with 1.45 billion gallons per year (94,500 BPD) ethanol production capacity Plants convert corn into ethanol and distillers grains Assets were acquired at a fraction of replacement cost (1) As of Aug 8, 2018, VLO at $115.90 per share and VLP at $39.01 per unit. (2) For the six months ended Jun 30, 2018. VLP Fee based master limited partnership 1.0 million BPD(2) of pipeline throughput 3.5 million BPD(2) of terminaling throughput Liquids-focused logistics assets 100% fee-based revenues $3 billion market capitalization(1)

Strong Presence in Advantaged U.S. Gulf Coast and Mid-Continent Majority of refineries designated as VPP Star Sites by OSHA, recognizing exemplary occupational safety and health programs. See slide 31 for capacities.

FEEDSTOCK SUPPLY Abundant global supply of crude oil and natural gas Growing crude production in North America and easing of OPEC production cuts Expanding North American logistics capacity continues to add efficiency to crude oil movements Favorable Macro Environment Expected PRODUCT DEMAND See slide 21 for notes regarding this slide and slide 34 for supply and demand details. REGULATORY AND GEOPOLITICAL Evolving U.S. legislative and regulatory landscape Emerging global developments Bullish fundamentals expected to drive global transportation fuels and petrochemicals demand growth. World economies aligned for sustainable economic growth Healthy product demand in lower price environment Product shortages in Latin America, Eastern Canada, Europe, and Africa Bunker fuel specification change expected to increase light product demand Global petrochemicals demand growing

Our Strategy for Value Creation Maintain manufacturing excellence: safe, reliable, environmentally responsible operations Focus on earnings growth: market expansion, margin improvement, operating cost control Disciplined capital allocation: aspire to deliver distinctive financial results and returns to stockholders

Safety and Reliability are Imperative for Profitability See slide 21 for notes regarding this slide. VLO’s injury and process safety event rates in 2017 were the lowest in its history. 1st Quartile 2nd Quartile 3rd Quartile 4th Quartile

Investments in Reliability Have Contributed to Manufacturing Excellence See slide 21 for notes regarding this slide. Improved process safety and environmental performance Increased refinery availability and enabled higher capture margin Driven VLO to be one of the lowest cost producers among our peer group 1st Quartile 2nd Quartile 3rd Quartile 4th Quartile

Advantaged Portfolio in U.S. Gulf Coast and Mid-Continent See slide 21 for notes and slide 31 for capacity and Nelson complexity by refinery. (1) Feedstock ranges represent average quarterly minimums and maximums. Ranges for monthly averages are wider. Valero’s refineries have flexibility to process 1.6 million BPD light sweet crude and access to deep pools of skilled labor in U.S. Gulf Coast. U.S. Mid-Continent U.S. Gulf Coast

Well Positioned for IMO 2020, with Peer-Leading Distillate Yield[1]

Expected Impacts to Products Demand and Margins

- Sulfur content of bunker fuel decreases from 3.5 wt% to 0.5 wt% on Jan 1, 2020
- Global residual fuel oil market is approximately 7.5 MMBPD[3], comprised of
  - 3.5 MMBPD bunker fuel and 4 MMBPD for electricity generation and industrial/commercial uses
- Consultants expect specification change to drive diesel demand increase of 1 to 2+ MMBPD between 2019 and 2020 in addition to base annual demand growth of 300 to 500 MBPD
  - Distillate cracks expected to strengthen while high sulfur fuel oil discounts widen
  - Gasoline cracks expected to improve as low sulfur vacuum gasoil feedstocks compete with other blendstocks into bunker fuel, and refiners maximize distillate production
- Sour crude oil discounts expected to widen as low complexity refineries switch to sweeter crude and feedstocks

U.S Conversion Capacity[2] as a Percentage of CDU Capacity



Peer Range
Median
30%
Valero
30%
22%
14%

[1] Source: Peer company reports. VLO 2017 average total distillate yield of 38%. [2] Source: EIA data as of Jan 1, 2018 and Valero analysis. Conversion capacity includes delayed coking, fluid coking, gasoil hydrocracking, and residual hydrocracking. Peer group includes PSX, MPC, ANDV, HFC, and PBF. [3] Source: Average of industry consultant estimates.

10

Valero

Our Portfolio Facilitates Global Optimization of Product Exports See slide 21 for notes regarding this slide. Distillate volumes include diesel, jet fuel, and ULSK. Distillate Gasoline

Investing to Grow Export and Wholesale Fuels Volumes in Latin America Refined products demand in Mexico and Peru is expected to grow, with imports filling a large percentage of the supply shortage(1) Announced long term agreements to import gasoline, diesel, and jet fuel into Northern and Central Mexico Acquired Pure Biofuels del Peru in May 2018 Assets include Callao (Lima) and Paita terminals, with about one million barrels of total products storage capacity and capability to expand Third largest fuels importer in Peru, with a diverse base of customers that includes retailers, industrials, and airlines Strategic regional location for supplying other countries on the Pacific coast of Latin America Expansion of supply chain expected to provide ratable product outlet and improve margin capture Proximity, scale, and flexibility of VLO’s Gulf Coast refineries enable competitive fuels offer Advantaged Refineries and Logistics Efficient Supply to Latin America (1) Source: IHS and Wood Mackenzie forecasts. (2) Includes terminals owned or leased by Valero. (2)

Disciplined Capital Management is a Constant in Our Strategy Maintain Strong Balance Sheet (1)Targeted debt-to-cap ratio based on total debt reduced by $2 billion of cash. (2)Peer group includes PSX, MPC, ANDV, HFC, and PBF. (3)Payout ratio is the sum of dividends and stock buybacks divided by net cash provided by operating activities excluding changes in working capital (i.e., current assets and current liabilities). Sustaining Capex Approximately $1.5 billion annually Key to safe and reliable operations Dividend Commitment to shareholders Targeting a dividend payout at the high end of our peer group(2) Non-Discretionary Growth Capex 25% IRR hurdle rate for refining projects Lower hurdle rate for steady cash flow midstream projects Cash Returns Targeting a payout ratio(3) between 40% and 50% of adjusted net cash provided by operating activities for 2018 Stock buyback program consists of ratable and opportunistic purchases Acquisitions Evaluate versus alternative uses of cash Discretionary Maintain investment grade credit rating Target 20% to 30% debt-to-cap ratio(1) 1 2 3

Delivering Cash Returns to Stockholders Is One of Our Priorities Targeting continued buybacks and sustainable annual dividend growth. (1) Annualized based on most recent quarterly dividend. (2) Peer group includes PSX, MPC, ANDV, HFC, and PBF. Dividend yield as of Aug 8, 2018. (1)

Demonstrated Discipline in Capital Allocation Steady investments in maintaining asset base and enhancing margin capability of portfolio. Non-discretionary (1) 2018 values are estimates. (2) Sustaining reflects costs expected for Turnarounds and Catalysts and Regulatory Compliance.

Steady Pipeline of High Return Projects Texas City Refinery photo Expect to spend $1 billion annually on growth investments through 2021 Approximately 50 / 50 allocation between refining and logistics projects Expect approximately $150 MM in incremental EBITDA for 2018 from completed projects Diamond Pipeline and Wilmington cogeneration unit Diamond Green Diesel expansion to 17 MBPD completed in Aug 2018 Projects in execution phase (by expected completion date) Houston alkylation unit (1H19) Central Texas pipelines and terminals (mid-2019) Pasadena terminal (early 2020) St. Charles alkylation unit (2020) Pembroke cogeneration unit (2020) Other projects in development phases Expanding product supply chain into Mexico and Latin America Increasing light products yield and octane enhancement in U.S. Gulf Coast Logistics for feedstock and product flexibility High grading secondary products into petrochemicals See slide 21 for notes regarding this slide. EBITDA estimates are illustrative and based on average actual prices for 2015 and 2016. Excludes potential M&A.

Targeting drop downs from VLO, organic projects, and midstream acquisitions Grow annual distributions at target rate of 20% for 2018 Maintain investment grade credit ratings Valero Energy Partners (NYSE: VLP) Strategy & Financial Highlights Increased quarterly cash distribution 159% over MQD Grew annualized EBITDA attributable to the Partnership to more than $390 million(1) Peer leading distribution coverage(2) Debt/EBITDA ratio of 3.3x for 12-months ended Jun 30, 2018 See slides 40 – 42 for non-GAAP disclosures. * This is the minimum quarterly distribution (MQD). The actual distribution was smaller as it was prorated for the period of Dec 16 – 31. (1) Annualized based on 2Q18 EBITDA. (2) Source: Peer company reports. Peer group includes MPLX, PSXP, ANDX, and SHLX. (3) Beginning in 2017, distributable cash flow (DCF) reflects semiannual cash payment (2Q and 4Q) for interest on senior notes issued in 2016 while interest expense is recognized on a quarterly basis.

Ethanol Operations 11 plants with 1.45 billion gallons annual production capacity Dry mill production process, where corn is ground into flour and mixed with water before fermentation Plants purchased for 35% of replacement cost Efficient plants with scale, located in corn belt Operational best practices transferred from refining Plants running at 130% of original design with minimal capital invested Cost advantaged versus the industry Outlook Ethanol demand expected to be strong globally Driven by increasing usage mandates, low gasoline prices, increased vehicle miles traveled and attractive economics for corn-based ethanol exports Valero’s share of U.S. ethanol exports has grown to over 24% Ethanol plant in Aurora, South Dakota Source: U.S. Census Bureau. (1) 2018 exports through June 2018. (1)

We Believe Valero is a Compelling Investment Premier asset portfolio and operations Disciplined growth strategy Invest to grow long term earnings, reduce earnings volatility Generate distinctive cash flow across margin cycles Managed risks Proven operations excellence, low cash operating costs Strong financial position, more stable earnings compared to history Returns focused Target continued buybacks Sustainable annual dividend growth Undervalued on 2019 EV / EBITDA multiple basis compared to most S&P 500 companies Outperformed more than 95% of S&P 500 constituents on TSR since 2014 Chart data sources: Bloomberg as of Aug 9, 2018. (1) EV / EBITDA multiple based on 2019 consensus estimates. (2) Consensus EBITDA growth CAGR for 2018 – 2020. (3) Net debt to adjusted EBITDA for 12 months ended Jun 30, 2018. (4) TSR from Dec 31, 2014, through Aug 9, 2018, includes stock price appreciation and dividends paid. See slides 36 – 39 for non-GAAP disclosures. (1) (2) (3) (4)

Appendix Contents Topic Pages Notes 21 Guidance 22 Projects in Execution Phase or Recently Completed 23 – 26 Shift in Refining Evaluation 27 Equity Performance, Stockholder Returns, Financial Results 28 – 30 Refining Capacity and Nelson Complexity 31 Natural Gas Cost Sensitivity 32 Crude Oil Pipeline Transportation 33 Fundamentals 34 MLP Eligible EBITDA Inventory at VLO 35 Non-GAAP Disclosures 36 – 42 Investor Relations Contacts 43

Notes Slide 5 Macro environment themes represent industry consultant views. Slide 7 Contractor total recordable incident rate from U.S. Bureau of Labor Statistics. Tier 1 three-year rolling averages of process safety events per 20,000 work hours. Tier 1 defined within API Recommended Practice 754. Industry benchmarking and Valero’s performance statistics from Solomon Associates and Valero. Slide 8 Industry benchmarking and Valero’s performance statistics from Solomon Associates and Valero. Refining cash operating expenses per barrel of throughput, excluding turnaround and D&A, from peer company reports. Peer group includes PSX, MPC, ANDV, HFC, and PBF. Slide 9 Crude distillation capacities by geographic location from company reports and 10-K filings. Gulf Coast region is consistent with EIA’s PADD 3; Mid-Continent region represents PADDs 2 and 4. Slide 11 Valero’s actual U.S. gasoline and distillate export volumes and current and potential future gasoline and distillate export capacities are shown in the chart. Potential future gasoline and distillate export capacities are based upon expansion opportunities identified at the St. Charles (gasoline and distillate), Port Arthur (gasoline and distillate), Corpus Christi (gasoline), and Texas City (distillate) refineries. Potential capacity also includes Pasadena terminal currently under construction. Map shows destinations for products exported from Valero’s refineries in the U.S., Canada, and the U.K. Slide 16 Amounts shown represent targeted EBITDA growth. We are unable to provide a reconciliation of such forward-looking targets because certain information needed to make a reasonable forward-looking estimate is difficult to estimate and dependent on future events, which are uncertain or outside of our control, including with respect to unknown financing terms, project timing and costs, and other potential variables. Accordingly, a reconciliation is not available without unreasonable effort.

VLO Guidance 3Q18(1) Throughput (MBPD) U.S. Gulf Coast1,730 to 1,780 U.S. Mid-Continent 430 to 450 North Atlantic445 to 465 U.S. West Coast270 to 290 Refining operating expenses per barrel throughput$4.00 Ethanol Production (millions of gallons per day)4.0 Operating expenses per gallon of production$0.38 Cash opex$0.33 Non-cash opex$0.05 Net interest expense$110 MM Depreciation and amortization expense$515 MM General and administrative expenses$215 MM 2018 (expected) Payout ratio(2) of adjusted cash flow from operations40-50% Effective tax rate22% RINs expense ($MM)$500 to $600 Capital expenditures ($MM) $2,700 Sustaining$1,700 Growth$1,000 (1) Unless otherwise stated, guidance as provided on the 2Q18 earnings call and is included here for informational purposes only. (2) Payout ratio is the sum of dividends and stock buybacks divided by cash flow from operations adjusted for changes in working capital. Port Arthur Refinery

Investing to Improve Access to North American Crude and Refinery Operating Cost Structure Diamond Pipeline 440 miles of 20-inch pipe (200 MBPD capacity) connecting Memphis to Cushing, started up in Nov 2017 Improves crude oil supply flexibility, efficiency, and blend quality $460 MM of project cost for Valero’s 50% share Wilmington facility ($110 MM cost) started up in Nov 2017 and is running well Pembroke plant (£130 MM or $170 MM cost) scheduled to be completed in 2020 Expect to reduce costs and improve supply reliability for power and steam Cogeneration Plants

Investing to Improve Margins Octane demand expected to grow due to Tier 3 sulfur regulations and CAFE standards Abundant, low cost North American NGL supply provides advantage for Gulf Coast capacity additions Both new units upgrade low value isobutane and amylenes into high value alkylate High octane, low vapor pressure component enables the blending of incremental butane and low octane naphtha 13 MBPD capacity at Houston refinery ($300 MM cost) and 17 MBPD at St. Charles refinery ($400 MM cost) expected to start up in 1H19 and 2020, respectively Houston and St. Charles Alkylation Units

Investing to Increase Premium Renewable Fuels Production Expect renewable diesel margins to be supported by increased usage mandates and carbon pricing 6 MBPD of additional production capacity started up in Aug 2018 $210 MM project cost, 50% of which is Valero’s portion Evaluating an additional project to expand production capacity with final investment decision expected in 2018 Diamond Green Diesel Capacity Expansion

Investing to Improve Margins, Expand Product Export Capability, and Increase Biofuels Blending


Texas
WILLIAMSON COUNTY
HEARNE
Austin
HOUSTON


Pasadena terminal

Extending Product Supply Chain in Central Texas and the U.S. Gulf Coast

- Central Texas pipelines and terminals to supply high-growth refined products market
  - Approximately 205 miles of pipe[(1)], 960 MB of total storage capacity, and a truck rack
- Pasadena refined products terminal joint venture with Magellan Midstream Partners (NYSE: MMP)
  - Initially includes 5 MM barrels of storage capacity with butane blending, two ship docks, and a three-bay truck rack
- Projects expected to improve product margins, reduce secondary costs, provide opportunity for third-party revenues, and increase capability for biofuels blending
- Valero costs of $380 MM for central Texas logistics and $410 MM for Pasadena terminal, with completion expected in mid-2019 and early 2020, respectively

[(1)] Valero to own ~70 mile pipeline from Hearne to Williamson County and 40% undivided interest in 135 mile pipeline from Houston to Hearne.

26

Valero

Now vs. Then – A Shift In Refining Valuation New Paradigm INDUSTRY/MACRO EV/EBITDA multiple expansion and dispersion by company Peer group of larger scale, efficient and complex refiners Methodical and continuing growth in all major economies Tight global product market expected to continue Product demand growth outpacing refinery capacity additions Abundant supply of domestic crude oil and natural gas providing feedstock advantage Lower interest rates (10-yr Treasury ~ 3 percent) VALERO Premier operations (+/- 95% utilization) First quartile operating performance amid stable, upgraded portfolio Advantaged operations and scale Disciplined capital investment and growth strategy Rigorous M&A targeting and screening process Focused on market expansion, margin enhancement, and cost reduction (lowest cash operating costs) Approximately $2.5 billion annual capex Distinctive free cash flow and higher stockholder returns 3-4 percent dividend yield ($3.20/share annually) Approximately $10 billion of liquidity ($4 - $5 billion cash) ~430 million WASO for 12 months ended Jun 30, 2018 Higher lows and less volatility in stock price with support from dividend and long-only investors In the Past INDUSTRY/MACRO Range bound industry wide EV/EBITDA multiple +/- 4.5x Peer group fragmented with smaller scale, less efficient refiners U.S. importing products to meet domestic product shortage Stock prices driven by seasonal refining trading cycles Higher interest rates (10-yr Treasury ~ 5 percent) VALERO Marginal operations (+/- 85% utilization) Third quartile operating performance impacted by M&A integration Disadvantaged East Coast and Caribbean operations Less disciplined M&A and capital project execution Frequent acquisitions Focused on volume growth Approximately $3.5 billion annual capex Volatile cash flow profile and lower stockholder returns 1-2 percent dividend yield ($0.32/share annually) Approximately $5 billion of liquidity (~$1.5 billion cash) > 570 million shares outstanding Volatile stock price

Outperformed All Companies in the XLE(1) Index on TSR Since 2014 (1) XLE includes refining peers PSX, MPC, ANDV, and 27 other energy companies such as XOM, CVX, SLB, COP, EOG, OXY, and KMI. (2) TSR from Dec 31, 2014, through Aug 8, 2018. TSR includes stock price appreciation and dividends paid. VLO +167% XLE6% XLE constituent min -51% History of energy sector outperformance under current leadership team.

Creating Value for Our Shareholders See slides 36 – 39 for non-GAAP disclosures. Sources for refining EBITDA per barrel of throughput are company reports and Barclays research. Peer group includes PSX, MPC, ANDV, HFC, and PBF. (1) Return on invested capital for 12 months ended Jun 30, 2018, sourced from company reports. Strategy for operations excellence, disciplined capital allocation, and disciplined growth Reduced earnings volatility and improved refining EBITDA per barrel of throughput relative to peers Increased return on invested capital compared to peers (1)

Solid Operational Performance Across the Cycle Has Contributed to Distinctive Financial Results (1) Adjusted EPS, TSR, and FCF for Valero and refining peers. Peer group includes PSX, MPC, ANDV, HFC, and PBF. See slides 36 – 39 for non-GAAP disclosures. (2) TSR from Dec 31, 2014, through Dec 31, 2016. TSR includes stock price appreciation and dividends paid. (3) EPS adjusted to exclude special or nonrecurring items. Source: Bloomberg and peer company reports. (4) Free cash flow (FCF) is defined as net cash provided by operating activities less capital expenditures; deferred turnaround and catalyst costs; investments in joint ventures; and working capital adjustments. Source: Peer company reports. Delivered solid operational performance in both high (2015) and low (2016) refining margin environments. Low High Best Worst

Our Refining Capacity and Nelson Complexity Refinery Capacities (MBPD)(1) Nelson Complexity Index Throughput Crude Corpus Christi(2) 370 275 15.1 Houston 235 180 8.9 Meraux 135 125 9.8 Port Arthur 395 335 12.9 St. Charles 340 215 17.1 Texas City 260 225 11.6 Three Rivers 100 89 13.2 U.S. Gulf Coast 1,835 1,444 13.0(3) Ardmore 90 86 12.1 McKee 200 195 8.3 Memphis 195 180 7.9 U.S. Mid-Continent 485 461 8.9(3) Pembroke 270 210 10.1 Quebec City 235 230 7.7 North Atlantic 505 440 8.8(3) Benicia 170 145 16.1 Wilmington 135 85 15.8 U.S. West Coast 305 230 16.0(3) Total 3,130 2,575 11.8(3) (1)Capacities and Nelson complexity indices as of Jan 1, 2018. (2)Represents the combined capacities of two refineries—Corpus Christi East and Corpus Christi West. (3)Weighted average.

U.S. Natural Gas Provides Opex and Feedstock Cost Advantages 2018 average natural gas prices through Aug 20 for U.S. and Europe. Estimated per barrel cost of 913,000 mmBtu/day of natural gas consumption at 12-month rolling average refinery throughput of 2.9 MMBPD. $1.5 billion pre-tax annual cost advantage Our refining operations consume approximately 913,000 mmBtu/day of natural gas, of which 60% is operating expense and the balance is cost of goods sold Significant annual pre-tax cost savings compared to refiners in Europe Prices expected to remain low and disconnected from global oil and gas markets

Pipeline Capacity Additions Have Increased Crude Competition in the U.S. Gulf Coast Capacities in MBPD. Pipeline completion and startup dates are subject to change. Bayou Bridge Phase 1 operational, with Phase 2 completion expected in 2018. Permian to Gulf Coast represents over two million BPD of additional pipeline capacity proposed or in open season from the Permian to the U.S. Gulf Coast. Crude oil market liquidity, grade competition, and export volumes in the U.S. Gulf Coast have increased with pipeline expansions Discounts for inland crudes versus WTI and Brent expected to widen as production growth surpasses takeaway capacity Spot space on some pipelines is trading above published tariffs due to demand pull to the U.S. Gulf Coast KEY Completed 2019 or Later Startup

High Demand Continues for U.S. Products in Primary Export Markets

2018 - 2022

Products = Gasoline + Diesel + Jet

North America
+2.1% GDP annual average
+15 MM population
+240 MBPD product demand
+270 MBPD CDU capacity
High utilization needed to meet domestic and export demand

Europe
+1.8% GDP annual average
+7 MM population
+480 MBPD product demand
+155 MBPD CDU capacity*
Net gasoline exports decrease ~100 – 150 MBPD
Net diesel & jet imports increase ~400 – 450 MBPD

Africa
+3.6% GDP annual average
+145 MM population
+435 MBPD product demand
+530 MBPD CDU capacity
Net product imports increase ~100 MBPD

Latin America
+2.7% GDP annual average
+29 MM population
+560 MBPD product demand
+25 MBPD CDU capacity
Net product imports remain over 2 MMBPD, even with some refinery run increases


U.S. Product Exports
12 Month Moving Average (MBPD)
Canada
Mexico
Other Latin America
Europe
Other
1500
1000
500
0
'09
'11
'13
'15
'17
'09
'11
'13
'15
'17
Gasoline
Diesel

* New STAR refinery (200 MBPD) in Turkey comes online.
Gasoline represents all finished gasoline plus all blendstocks (including ethanol, MTBE, and other oxygenates). Source: DOE Petroleum Supply Monthly data through May 2018.

34

Valero

Approximately $1 Billion of Estimated MLP Eligible EBITDA(1) Inventory at VLO Racks, Terminals, and Storage(2) Over 70 million barrels of active shell capacity for crude oil and products Over 140 truck rack bays Rail Approximately 5,250 purchased railcars, expected to serve long-term needs of ethanol, asphalt, aromatics, and other products Pipelines(2) Approximately 1,600 miles of active pipelines Diamond Pipeline from Cushing to Memphis started up in Nov 2017 Marine(2) Over 50 docks Two Panamax class vessels (joint venture) Wholesale Fuels Marketing Approximately 800 MBPD fuels distribution volume (1)Estimate as of July 18, 2018. We are unable to provide a reconciliation of this forward-looking estimate of non-GAAP EBITDA because certain information needed to make a reasonable forward-looking estimate is difficult to estimate and dependent on future events, which are uncertain or outside of our control, including with respect to unknown financing terms, acquisition timing, unanticipated acquisition costs, negotiation of acquisition terms, and other potential variables. Accordingly, a reconciliation is not available without unreasonable effort. (2)Includes assets that have other joint venture or minority interests. Does not include ethanol assets.

VLO Non-GAAP Disclosures Adjusted EBITDA and Net Debt-to-Adjusted EBITDA VLO defines EBITDA as net income before income tax expense, interest and debt expense, net of capitalized interest, and depreciation expense. VLO defines net debt-to-adjusted EBITDA as the ratio of total debt, net of cash, divided by adjusted EBITDA, further adjusted for turnaround and catalyst costs, blender’s tax credit, loss on early redemption of debt, Texas City fire expenses, and environmental reserve adjustment. VLO defines adjusted EBITDA for the trailing 12-month period (TTM) as the sum of adjusted EBITDA for the year ended Dec 31, 2017 and the six months ended Jun 30, 2018, less that for the six months ended Jun 30, 2017. VLO believes that the presentation of net debt-to-adjusted EBITDA provides useful information to investors to assess its ability to incur and service debt. The GAAP measures most directly comparable to adjusted EBITDA are net income and net cash provided by operating activities. Adjusted EBITDA should not be considered an alternative to net income or net cash provided by operating activities presented in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income or net cash provided by operating activities. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because adjusted EBITDA may be defined differently by other companies in our industry, VLO’s definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Return on Invested Capital VLO defines return on invested capital (ROIC) as adjusted operating income after tax divided by total invested capital. VLO defines total invested capital as the sum of total debt and total equity. VLO defines adjusted operating income after tax for the TTM period as the sum of operating income after tax for the year ended Dec 31, 2017 and the six months ended Jun 30, 2018, less that for the six months ended Jun 30, 2017 (taxes calculated using VLO’s adjusted effective tax rate for each period). VLO defines total invested capital as the average of the total invested capital as of Jun 30, 2018, and the same period one year ago, Jun 30, 2017. Operating income for 2017 has been adjusted to reflect VLO’s retrospective adoption of ASU No. 2017-07, which resulted in the reclassification of the non-service cost components of our net periodic pension and postretirement benefit costs from operating expenses and general and administrative expenses to other income (expense), net. Adjusted effective tax rate for the year ended Dec 31, 2017 excludes the effect of the income tax benefit from tax reform. VLO believes that the presentation of ROIC provides useful information to investors for assessing how efficiently it uses its capital and its ability to generate returns from invested capital. The GAAP measure most directly comparable adjusted operating income is operating income. Adjusted operating income should not be considered an alternative to operating income presented in accordance with GAAP. Adjusted operating income has important limitations as an analytical tool because it excludes some, but not all, items that affect operating income. Adjusted operating income should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because adjusted operating income may be defined differently by other companies in our industry, VLO’s definition of adjusted operating income may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Free Cash Flow VLO defines free cash flow as net cash provided by operating activities less capital expenditures; deferred turnaround and catalyst costs; investments in joint ventures; and changes in current assets and liabilities. VLO believes that the presentation of free cash flow provides useful information to investors in assessing its ability to cover ongoing costs and its ability to generate cash returns to stockholders. Analysts and investors often compare cash flow yield among companies as an indication of how much cash flow a company generates over a given time period relative to its stock price. The GAAP measure most directly comparable to free cash flow is net cash provided by operating activities. Free cash flow should not be considered an alternative to net cash provided by operating activities presented in accordance with GAAP. Free cash flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net cash provided by operating activities. Free cash flow should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because free cash flow may be defined differently by other companies in our industry, VLO's definition of free cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Adjusted Earnings Per Common Share – Assuming Dilution VLO defines adjusted earnings per common share – assuming dilution as earnings per common share – assuming dilution excluding the lower of cost or market inventory valuation adjustment and its related income tax effect. VLO believes this measure is useful to assess its ongoing financial performance because, when reconciled to earnings per common share – assuming dilution, it provides improved comparability between periods through the exclusion of certain items that VLO believes are not indicative of its core operating performance and that may obscure its underlying business results and trends. The GAAP measure most directly comparable to adjusted earnings per common share - assuming dilution is earnings per common share - assuming dilution. Adjusted earnings per common share - assuming dilution should not be considered an alternative to earnings per common share - assuming dilution presented in accordance with GAAP. Adjusted earnings per common share - assuming dilution has important limitations as an analytical tool because it excludes some, but not all, items that affect earnings per common share - assuming dilution. Adjusted earnings per common share - assuming dilution should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because adjusted earnings per common share - assuming dilution may be defined differently by other companies in our industry, VLO's definition of adjusted earnings per common share - assuming dilution may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

VLO Non-GAAP Disclosures: Adjusted EBITDA and Net Debt-to-Adjusted EBITDA VALERO ENERGY CORPORATION RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (Unaudited, in Millions, Except Ratio Amount) Six Months Ended Jun 30, 2017 Year Ended Dec 31, 2017 Six Months Ended Jun 30, 2018 Net income $893 $4,156 $1,457 Less: Deferred turnaround and catalyst costs 308 523 490 Less: Blender’s tax credit — — 170 Plus: Loss on early redemption of debt — — 38 Plus: Texas City Refinery fire expenses — — 14 Plus: Environmental reserve adjustment — — 108 Plus: Depreciation and amortization expense 999 1,986 1,021 Plus: Interest and debt expense, net of capitalized interest 240 468 245 Plus: Income tax expense (benefit) 308 (949) 398 Adjusted EBITDA $2,132 $5,138 $2,621 TTM adjusted EBITDA = $5,138 + $2,621 – $2,132 $5,627 Jun 30, 2018 Debt and capital lease obligations, less current portion $8,876 Current portion of debt and capital lease obligations 183 Cash and cash equivalents (4,451) Total debt net of cash $4,608 TTM net debt-to-adjusted EBITDA = $4,608 / $5,627: 0.8x

VLO Non-GAAP Disclosures: Return on Invested Capital VALERO ENERGY CORPORATION RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited, in Millions, Except Percentage and Ratio Amounts) Six Months Ended Jun 30, 2017 Year Ended Dec 31, 2017 Six Months Ended Jun 30, 2018 Numerator: Operating income $1,388 $3,563 $2,054 Exclude adjustments: Blender’s tax credit — — 170 Environmental reserve adjustment — — (108) Other operating expenses — (58) (31) Adjusted operating income $ 1,388 $ 3,621 $ 2,023 Adjusted effective tax rate 25.6% 28.5% 21.5% Adjusted operating income after tax $1,032 $2,590 $1,589 TTM adjusted operating income after tax = $2,590 + $1,589 – $1,032 $3,147 Jun 30, 2017 Jun 30, 2018 Denominator: Current portion of debt and capital lease obligations $121 $183 Debt and capital lease obligations, less current portion 8,366 8,876 Total equity 20,765 22,804 Total invested capital $29,252 $31,863 TTM total invested capital = ($29,252 + $31,863) / 2 $30,558 TTM return on invested capital = $3,147 / $30,558 10.3%

VLO Non-GAAP Disclosures: Free Cash Flow and Adjusted Earnings Per Common Share – Assuming Dilution VALERO ENERGY CORPORATION RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES UNDER GAAP TO FREE CASH FLOW (Unaudited, in Millions, Except per Share Amounts) Year Ended Dec 31, 2016 Year Ended Dec 31, 2015 Net cash provided by operating activities $4,820 $5,611 Less: Capital expenditures 1,278 1,618 Less: Deferred turnaround and catalyst costs 718 673 Less: Investments in joint ventures 4 141 Less: Changes in current assets and current liabilities 976 (1,306) Free cash flow $1,844 $4,485 VALERO ENERGY CORPORATION Reconciliation of earnings per common share – assuming dilution, to adjusted earnings per common share – assuming dilution (Unaudited, in Millions, Except Ratio Amount) Year Ended Dec 31, 2016 Year Ended Dec 31, 2015 Earnings per common share – assuming dilution $4.94 $7.99 Exclude adjustments: Lower of cost or market inventory valuation adjustment, net of taxes 1.25 (1.25) Asset impairment loss (0.12) — Income tax benefit on Aruba Disposition 0.09 — Total adjustments 1.22 (1.25) Adjusted earnings per common share – assuming dilution $3.72 $9.24 Average adjusted earnings per common share – assuming dilution =($3.72 + $9.24) / 2 $6.48

VLP Non-GAAP Disclosures: EBITDA, Distributable Cash Flow, and Debt-to-Adjusted Pro Forma EBITDA VLP defines EBITDA as net income before income tax expense, interest and debt expense, net of capitalized interest, and depreciation expense. VLP defines distributable cash flow as EBITDA less (i) EBITDA attributable to its Predecessor and cash payments during the period for interest, income taxes, and maintenance capital expenditures; plus (ii) adjustments related to minimum throughput commitments, capital projects prefunded by Valero, and certain other items. VLP defines coverage ratio as the ratio of distributable cash flow to the total distribution declared. EBITDA, distributable cash flow, debt-to-adjusted pro forma EBITDA, and coverage ratio are supplemental financial measures that are not defined under GAAP. They may be used by management and external users of our financial statements, such as industry analysts, investors, lenders, and rating agencies, to: describe VLP’s expectation of forecasted earnings; assess VLP’s operating performance as compared to other publicly traded limited partnerships in the transportation and logistics industry, without regard to historical cost basis or, in the case of EBITDA, financing methods; assess the ability of VLP’s business to generate sufficient cash to support its decision to make distributions to its unitholders; assess VLP’s ability to incur and service debt and fund capital expenditures; and assess the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. VLP believes that the presentation of EBITDA provides useful information to investors in assessing its financial condition and results of operations. The GAAP measures most directly comparable to EBITDA are net income and net cash provided by operating activities. EBITDA should not be considered an alternative to net income or net cash provided by operating activities presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income or net cash provided by operating activities. EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because EBITDA may be defined differently by other companies in our industry, VLP’s definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. VLP uses distributable cash flow to measure whether it has generated from its operations, or “earned,” an amount of cash sufficient to support the payment of the minimum quarterly distributions. VLP’s partnership agreement contains the concept of “operating surplus” to determine whether VLP’s operations are generating sufficient cash to support the distributions that it is paying, as opposed to returning capital to VLP’s partners. Because operating surplus is a cumulative concept (measured from VLP’s IPO date and compared to cumulative distributions from the IPO date), VLP uses the term distributable cash flow to approximate operating surplus on a quarterly or annual, rather than a cumulative, basis. As a result, distributable cash flow is not necessarily indicative of the actual cash VLP has on hand to distribute or that it is required to distribute. The GAAP measure most directly comparable to distributable cash flow is net income. Distributable cash flow should not be considered an alternative to net income presented in accordance with GAAP. Distributable cash flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Distributable cash flow should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because distributable cash flow may be defined differently by other companies in our industry, VLP's definition of distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. VLP uses the distribution coverage ratio to reflect the relationship between its distributable cash flow and the total distribution declared. The debt-to-adjusted pro forma EBITDA ratio as defined in accordance with VLP’s debt covenants is total debt divided by adjusted pro forma EBITDA for the trailing 12 month period. VLP believes that the presentation of debt-to-adjusted pro forma EBITDA provides useful information to investors to assess its ability to incur and service debt.

VLP Non-GAAP Disclosures: Debt-to-Adjusted Pro Forma EBITDA VALERO ENERGY PARTNERS LP RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited, in Thousands, Except Ratio Amount) Jun 30, 2018 Numerator: Total debt $1,274,380 Six Months Ended Jun 30, 2017 Year Ended Dec 31, 2017 Six Months Ended Jun 30, 2018 Denominator: Net income $116,580 $238,433 $130,098 Plus: Depreciation expense 24,280 52,475 37,405 Plus: Interest and debt expense, net of capitalized interest 16,840 36,015 26,179 Plus: Income tax expense 614 1,335 755 EBITDA $ 158,314 $ 328,258 $ 194,437 12-Months Ended Jun 30, 2018 TTM EBITDA attributable to Partnership = $328,258 + $194,437 – $158,314 $364,381 Pro forma EBITDA adjustments: Plus: Nov 1, 2017 – Port Arthur terminal and Parkway Pipeline ($59,600 x 4/12 months) 19,867 Adjusted pro forma EBITDA $384,248 Debt-to-adjusted pro forma EBITDA ratio ($1,274,380 / $384,248): 3.3x

VLP Non-GAAP Disclosures: Quarterly EBITDA and Distributable Cash Flow

VALERO ENERGY PARTNERS LP
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in Thousands)

	4Q2013	1Q2014	2Q2014	3Q2014	4Q2014	1Q2015	2Q2015	3Q2015	4Q2015	1Q2016	2Q2016	3Q2016	4Q2016	1Q2017	2Q2017	3Q2017	4Q2017	1Q2018	2Q2018
Net income	($6,900)	($8,280)	($6,929)	($7,934)	($10,218)	($269)	$19,161	$15,625	$36,795	$35,780	$44,545	$48,707	$59,799	$58,137	$58,443	$57,589	$64,264	$66,079	$64,019
Plus: Depreciation expense	8,958	8,319	8,632	10,398	10,560	10,364	10,578	13,760	10,976	11,512	11,821	11,319	11,313	11,775	12,505	12,113	16,082	18,540	18,865
Plus: Interest and debt expense, net of capitalized interest	59	228	221	214	209	601	1,411	1,353	2,748	2,659	3,251	3,672	5,333	8,289	8,551	8,747	10,428	11,908	14,271
Plus: Income tax expense (benefit)	(300)	157	150	129	112	(126)	(51)	115	313	242	303	235	332	304	310	311	410	384	371
EBITDA	1,817	424	2,074	2,807	663	10,570	31,099	30,853	50,832	50,193	59,920	63,933	76,777	78,505	79,809	78,760	91,184	96,911	97,526
Less: EBITDA attributable to Predecessor	(786)	(13,434)	(13,491)	(19,397)	(23,078)	(17,240)	(11,638)	(12,727)	(6,047)	(5,394)	(3,703)	(2,395)	—	—	—	—	—	—	—
EBITDA attributable to Partnership	2,603	13,858	15,565	22,204	23,741	27,810	42,737	43,580	56,879	55,587	63,623	66,328	76,777	78,505	79,809	78,760	91,984	96,911	97,526
Plus: Adjustments related to minimum throughput commitments	—	32	475	(235)	(164)	(20)	24	—	18	14	221	865	393	(897)	(828)	(15)	207	(221)	32
Plus: Projects prefunded by Valero	—	775	853	418	865	589	—	—	—	—	—	—	—	—	—	—	—	—	—
Plus: Other	—	—	—	—	—	384	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: Cash interest paid	22	236	229	221	213	172	1,406	1,374	2,415	2,502	2,982	3,204	5,185	1,908	14,136	3,092	14,219	7,911	13,730
Less: Income taxes paid	—	—	9	—	—	—	441	—	—	—	496	—	9	—	695	—	24	—	918
Less: Maintenance capital expenditures	—	864	1,005	1,035	1,623	1,139	863	326	1,621	2,002	1,518	2,239	3,964	2,038	1,335	921	4,660	2,312	2,613
Distributable cash flow	$2,581	$13,565	$15,650	$21,131	$22,606	$27,452	$40,051	$41,880	$52,861	$51,097	$58,848	$61,750	$68,012	$73,662	$62,815	$74,732	$72,488	$86,467	$80,297

The statement of income data has been retrospectively adjusted to include the historical results of operations of the businesses acquired from Valero for periods prior to their dates of acquisition.

42

Valero Energy Partners LP

Investor Relations Contacts For more information, please contact: John Locke Vice President, Investor Relations 210.345.3077 john.locke@valero.com Karen Ngo Senior Manager, Investor Relations 210.345.4574 karen.ngo@valero.com Tom Mahrer Manager, Investor Relations 210.345.1953 tom.mahrer@valero.com